UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 21, 2012
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

8310 South Valley Highway, Suite 280 Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On November 21, 2012, Midway Gold Corp. (the“Registrant” or “Midway”) announced a US$70,000,000 private placement of Series A Preferred Shares (the “Series A Preferred Shares”) to institutional accredited investors, including INV-MID, LLC (as “Lead Investor”), EREF-MID II, LLC, and HCP-MID, LLC (collectively, with the Lead Investor, the “Investors”).  The Private Placement is expected to close on or before December 13, 2012.

In connection with the private placement, Midway entered into Share Purchase Agreements, a Registration Rights Agreement and a Side Letter with the Investors, each effective November 21, 2012, and agreed to the terms of the Series A Preferred Amendment to Midway’s Articles of Incorporation.  Hale Capital Partners, L.P. participated as part of  the Investors in  the private placement.  Nathaniel Klein, a current director, is Vice President of Hale Capital Partners, L.P. and abstained from approving the private placement and the transactions contemplated thereunder.

Share Purchase Agreement

Under the terms of the Share Purchase Agreements, Midway agreed to sell and the Investors agreed to purchase 37,837,838 Series A Preferred Shares at a price of US$1.85 per Series A Preferred Share, for aggregate purchase consideration of US$70,000,000.  The proceeds will be used for working capital and general corporate purposes.

The Share Purchase Agreements contain customary representations and warranties, including Midway representations related to availability of securities law exemptions, due authorization, financial statements, capitalization, property (title, permits, environmental), employee, insurance, tax compliance and regulatory matters and Investor representations related to accredited investor status, authorization and securities law matters.  The Share Purchase Agreements contain customary closing conditions, including closing opinion delivery, execution of a Registration Rights Agreement, filing of amendments to Midway’s Articles of Incorporation to authorize the issuance of Series A Preferred Shares, no material changes, no litigation, delivery of consents and certificates and other customary closing conditions, indemnification undertakings, Investors’ expense reimbursement and other obligations.  The Share Purchase Agreements are governed by New York law.

Neither the Series A Preferred Shares nor the Common Shares issuable upon conversion or paid as dividends have been registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws.  The Series A Preferred Shares will be issued only to institutional “accredited investors: (as defined in Rule 501(a) of Regulation D) pursuant to exemptions from such registration requirements and will be deemed “restricted securities” as defined in Rule 144(a)(3) of the U.S. Securities Act.

No underwriting discounts, fees or commissions are payable in connection with the private placement.

The Private Placement is expected to close on or before December 13, 2012.

Series A Rights

In connection with the private placement, Midway will amend its Articles of Incorporation to authorize Series A Preferred Shares in the capital of Midway with certain terms, conditions, and rights (the “Series A Rights”).  Material provisions of the Series A Rights are as follows:

Voting:  Series A Preferred Shares will have the following voting rights:

Voting at Shareholder Meetings:  Series A Preferred Shares will be entitled to vote, on an as converted basis, at all meetings of Midway’s shareholders, except as otherwise required by law or in the amended Articles of Incorporation.

(a)
Approval of Certain Corporate Actions:  The consent or affirmative vote of the Preferred Super Majority (initially the Lead Investor until the Lead Investor owns less than 3,783,784  Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares) is required for Midway to effect any of the following:

(b)	create a new class or series of shares equal or superior to the shares of such class;

(c)	redeem or repurchase any shares of the Company except for purchases at cost upon termination of employment;

(d)	a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

(e)	change the special rights or restrictions attached to the Series A Preferred Shares;

(f)	amend or repeal of any provision of the Company's Notice of Articles or Articles in a manner adverse to the holders of Series A Preferred Shares; or

(g)	issue any additional Common Shares or common share equivalents for less than the Conversion Price (initially US$1.85) applicable to the Series A Preferred Shares; except for any of the following:

(i)	Common Shares pursuant to a Stock Split;

(ii)	securities issued upon exercise, conversion or exchange of existing and outstanding Securities Equivalents on the date hereof;

(iii)
options to acquire Common Shares (and Common Shares issuable upon exercise of such options) issued in accordance with any employee incentive stock option plan, or any amendment to a stock option plan, of the Company approved by the shareholders of the Company for the Company's management, directors and employees where the exercise price or conversion price of such Options is below the Conversion Price, but is not less than the Closing Price of the Common Shares at the time of such grant or issuance; provided, further, that the aggregate of such grants, issuances or sales per calendar year shall not exceed five percent (5%) of the issued and outstanding shares of Common Shares as of December 31 of such calendar year;

(iv)	Common Shares issued for the purpose of redeeming in full the Series A Preferred Shares in cash; or

(v)	up to a maximum of 756,757 Common Shares to be used exclusively for real property acquisitions, including by way of a joint venture.

Director Appointment:  Upon approval of a majority of the holders of Common Shares of Midway who cast votes at a meeting of Common Shareholders, the Preferred Governance Majority (initially the Lead Investor until the Lead Investor owns less than 7,567,568 Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares) has the right to nominate one (1) director nominee for election to the Board to be elected by the Preferred Holders (the “Preferred Director”), voting as a separate series at each annual or special meeting of shareholders of the Company or action by written consent of shareholders at which directors will be elected.  If Midway’s board of directors is increased beyond seven (7) members, increases shall occur in increments of two (2) and the Preferred Governance Majority will have the right to designate one (1) additional director nominee for election or appointment as director.  The Preferred Governance Majority has the right to fill any vacancy of the Preferred Director position.  The director appointment rights terminates if there are less than 7,567,568 Series A Preferred Shares issued and outstanding.  These rights are subject to approval of the holders of a majority of the Common Shares.

Dividend Rights:  Series A Preferred Shares will be entitled to an annual 8% dividend, compounded monthly and payable quarterly in cash or, at the option of Midway and subject to certain conditions, in common shares.  Dividends are payable beginning on April 1, 2013, and thereafter be paid on the first business day of each following quarter, beginning July 2, 2013.  Midway may elect to pay dividends in Common Shares based on the closing price on NYSE MKT the day before the dividend is paid; provided that the issuance is an exempt purchase pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.  No dividend or other distribution greater than the Series A Preferred Dividend will be paid, declared or set apart for payment in respect of any Common Shares or shares of any other class ranking junior to the Series A Preferred Shares in respect of dividends (and the Series A Preferred Shares are deemed to rank senior to each class of shares that is created before it).

Liquidation Preference:  Series A Preferred Shares shall have a liquidation preference equal to 125% of the initial issue price of the Series A Preferred Shares (initially US$1.85) plus any accrued dividends in connection with certain liquidation events, including:

(a)	a voluntary or involuntary liquidation, dissolution or winding-up of the Registrant’s affairs;

(b)
any merger, amalgamation, reorganization, arrangement, acquisition or other similar transaction of Midway with another person or entity, pursuant to which the holders of voting securities of Midway  immediately prior to the transaction hold (assuming an immediate and maximum exercise/conversion of all derivative securities issued in the transaction), immediately after such transaction, directly or indirectly, less than 50% of the voting power to elect directors of Midway  resulting from the transaction (unless not deemed a liquidation event as provided in the Series A Rights);

(c)
a sale, lease, conveyance or other disposition of all or substantially all of the property or business of the Registrant (directly or through a subsidiary) or the sale of substantially all of the properties, title, or rights related to the properties owned by Midway’s U.S. subsidiary or U.S. affiliate in White Pine County, Nevada (unless not deemed a liquidation event as provided in the Series A Rights); or

(d)
the Common Shares are no longer listed or traded on any of the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, Inc., the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board.

Conversion Rights:  Series A Preferred Share have the following conversion terms:

Conversion:  Each Series A Preferred Share is convertible into one Midway Common Share, subject to adjustment for stock splits and recapitalizations, at any time by the holder of Series A Preferred Shares.

Mandatory Conversion:  Midway has the option to the right to force the conversion of the Series A Preferred Shares after 1 year, subject to certain conditions, including, but not limited to: (a) the Common Shares trade on the NYSE MKT or other eligible market above $3.70, as adjusted for stock splits and recapitalizations, for 20 consecutive trading days; (b) the Common Shares are registered for resale under the U.S. Securities Act or can be resold under Rule 144 without volume limitations; (c) no public announcement has been made of a pending or proposed liquidation event; (d) holders are not in possession of non-public material information; (d) no black-out period restricting the sale of Common Shares; (e) the issuance is an exempt purchase pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; and (f) the number of Series A Preferred Shares subject to the mandatory conversion will be calculated as of the date of the conversion absed on the product of (i) the aggregate number of common shares issuable by Midway to all holders of Series A Preferred Shares upon such conversion multiplied by (ii) the average of the dollar volume-weighted average price for such common shares on NYSE MKT during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function for each of the twenty (20) consecutive days immediately prior to the conversion shall not exceed 30% of the average of the aggregate dollar trading volume of common stock traded on the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, Inc., the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Capital Market and the OTC Bulletin Board for the five (5) consecutive trading days for each of the twenty (20) consecutive trading days immediately preceding the applicable conversion.

Mandatory Redmption:  Five (5) years after the date of issuance the Series A Preferred Shares are redeemable by either Midway or the holders of Series A Preferred Shares for cash at US$1.85 per share, as adjusted for stock splits and recapitalizations.  The redemption payment is payable in legal available funds within 30 days after a redemption notice.  If Midway is prohibited from redeeming Series A Preferred Shares, then the Registrant shall distribute all of the legally available funds to the holders of the Series A Preferred Shares and repay any amounts otherwise due in equal quarterly payments for a period of two (2) years from the date that is five (5) years after the date of issuance of the Series A Preferred Shares.

If the redemption is not completed during the two year period, the Preferred Super Majority may (i) voting as a single class (to the exclusion of the holders of all other securities and classes of capital stock of the Company), vote to elect such number of additional directors which shall constitute a majority of Midway’s Board of Directors, and the number of directors constituting the Company's Board of Directors shall automatically be increased as necessary, and (ii) in the event it is not permitted, the Preferred Super Majority may sell, as may be permitted by applicable law, on behalf of the Company the assets of the Company, in its discretion, that are sufficient to redeem the remaining Series A Preferred Shares.  The director appointment rights are subject to approval of the holders of a majority of the Common Shares.

Registration Rights Agreement

In connection with the Private Placement, Midway entered into a Registration Rights Agreement with the Investors, under which Midway will register the Common Shares issued or issuable upon conversion of the Series A Preferred Shares and upon payment of a dividend in kind.  Under the Registration Rights Agreement, Midway has agreed, within 90 days after closing, to use all commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (or such other form as available if Form S-3 is not available) and a Canadian prospectus covering the resale of all of the common shares common shares issued or issuable upon conversion of the Series A Preferred Shares.  Midway will maintain the effectiveness of the registration statement until all Common Shares have been sold or may be sold without registration under Rule 144 of the U.S. Securities Act without any limitation as to volume or manner of sale requirements.  The Registration Rights Agreement contains customary terms and conditions and does not provide for any specific cash settlement or liquidated damage payments.

Side Letter

In connection with the Private Placement, Midway entered into a side letter with the Investors providing for certain board nomination and committee appointment rights, including the following:

Nomination Right:  The Lead Investor has the right to the right to nominate one (1) director nominee for election to the Midway’s board of directors to stand for election at each annual or special meeting of shareholders of the Registrant or action by written consent of shareholders at which directors will be elected.  Nathaniel Klein, a current director and Vice President of Hale Capital Partners, L.P., shall be nominated as the initial director to stand for election to Midway’s board of directors at the next annual shareholders meeting.

Nomination and Election Right:  The side letter also provides for Series A Preferred Share director nomination and election rights consistent with the Series A Rights.  These rights are subject to approval of the holders of Common Shares.

Director Vacancy and Observation Right:  At closing of the Private Placement, Nathaniel Klein will resign as a director and Martin Hale will be appointed as a director by the board in his place.  Nathaniel Klein shall maintain observation rights to the board until his election to the board at the next annual general meeting of the Registrant.

Common Share Approval:  Midway has agreed to seek Common Shareholder approval of the Series A Preferred Share director nomination and appointment rights at the next annual or special meeting of the shareholders and at each meeting thereafter until such approval is obtained.

Committee Appointments:  Midway has agreed to appoint Martin Hale, President of Hale Capital Partners, L.P., or his nominee to Midway’s nominating committee and compensation committee of the Board of Directors.  In addition, Midway has agreed to form a budget and work program committee, consisting of three non-executive directors, one of whom will be either Martin Hale or upon his election to the board the Preferred Director, and the Chief Executive Officer (CEO), whose mandate shall be to review and approve the annual business and financing plans and capital and operating budgets (and any modifications of, or deviations from such plans or budgets). Any and all approvals of the committee relating to such plans and budgets must be unanimous; provided that Martin Hale or the Preferred Holder Director, as the case may be, and the CEO of the Company shall cooperate and work together in good faith to resolve any issues that the committee has identified as an impediment to their unanimous approval.

The foregoing summary of certain aspects of the Private Placement is qualified in its entirety by reference to the Share Purchase Agreement, Registration Rights Agreement, Side Letter, and Series A Rights, copies of which are filed as, respectively, Exhibits 10.1, 10.2, 10.3 and 3.1 to this Current Report on Form 8-K and which are hereby incorporated by reference into this Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities

The offer and sale of the Series A Preferred Shares is anticipated to be exempt from registration under Section 4(a)(2) and Regulation D Rule 506 of the U.S. Securities Act.  The Private Placement will be conducted with limitations on resale and no general solicitation, and each purchaser of the Series A Preferred Shares will be an “Accredited Investor” as defined under Rule 501(a) of Regulation D.

Item 9.01. Exhibits

Exhibit	Description
3.1	Form of Series A Preferred Rights (Amendment)
10.1	Share Purchase Agreement
10.2	Registration Rights Agreement
10.3	Side Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: November 26, 2012	By:	/s/ Kenneth A. Brunk
Kenneth A. Brunk Chairman, President and CEO

EXHIBIT INDEX

Exhibit	Description
3.1	Form of Series A Preferred Rights (Amendment)
10.1	Share Purchase Agreement
10.2	Registration Rights Agreement
10.3	Side Letter